                                                                   EXHIBIT 10.95



RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

Stein & Lubin
600 Montgomery Street, 14th Floor
San Francisco, California 94111
Attn: Leon Y. Tuan

_________________________________________________________________


                   SUBORDINATION AND RECONVEYANCE AGREEMENT


NOTICE: THIS SUBORDINATION AND RECONVEYANCE AGREEMENT RESULTS IN YOUR INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.


          THIS SUBORDINATION AND RECONVEYANCE AGREEMENT (this "Agreement") is made as of November 18, 1997, by and among INCO HOMES CORPORATION, a Delaware corporation ("Borrower"), HUNTER'S RIDGE INVESTMENT PARTNERS, a California partnership ("Junior Lender"), and USA COMMERCIAL MORTGAGE COMPANY, as agent and attorney-in-fact for the parties listed on Exhibit A-1 attached hereto ("Lender").

                                 RECITALS

          A. Borrower is the fee simple owner of certain real property located in Fontana, San Bernardino County, California, as more particularly described in Exhibit A attached hereto and incorporated herein (the "Property").
             ---------
Borrower seeks to develop a 42 lot single-family home subdivision on the Property (each lot in the subdivision, and the home constructed thereon, shall be referred to as a "Home").

          B. Borrower seeks a $1,275,000 loan (the "Loan") from Lender in order to refinance the Property and pay certain construction costs to develop the Property. The loan will be evidenced by a Promissory Note in the original principal amount of $1,275,000, which note will be secured by a Construction Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing (the "Deed of Trust") that will constitute a second lien on the Property. The Deed of Trust is recorded on _____________, 1997 as Instrument No. _____________ in the Official Records of San Bernardino County, California ("Official Records").

          C. Junior Lender has made a $1,200,000 loan to Borrower (the "Existing Junior Loan") that is secured by a Deed of Trust dated October 22, 1996 and recorded on October 22, 1996 as Instrument No. 96-390257 that encumbers the Property. A portion of the Loan proceeds will be used to repay a portion of the Existing Junior Loan, and the balance of the unpaid portion of the Existing Junior Loan will be evidenced by a note in the amount of $473,972.60 ("New Junior Note") and secured by a new deed of trust given by Borrower to Junior Lender (the "New Junior DOT"). The New Junior DOT is recorded on ____________, 1997 as Instrument No. ____________ in the Official Records.

          E. As a condition to making the Loan, Lender is requiring that Junior Lender enter into this Agreement whereby it agrees, among other things, that the lien created by the New Junior DOT shall be junior and subordinate to the lien created by the Deed of Trust.

                                 AGREEMENT

          NOW, THEREFORE, in consideration of the mutual benefits accruing to the parties hereto and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby understood and agreed as follows:

          1. The lien created by the Deed of Trust and by any other documents that relate to the Loan, and any amendments or modifications thereto, shall unconditionally be and remain at all times a lien on the Property and the "Mortgaged Property" (as that term is defined in the Deed of Trust) prior and superior to the lien created by the New Junior DOT, and the lien created by the New Junior DOT is hereby irrevocably and unconditionally subjected and made subordinate to the lien created by the Deed of Trust and such. The subordination created by this Agreement shall not be affected by any increase, alteration, renewal or other modification of any of the obligations secured by the Deed of Trust, nor by any additional advances made to Borrower in connection with the Loan.

          2. This Agreement shall be the whole and only agreement between the parties hereto with regard to the subordination of the lien of the Junior Deed of Trust to the lien of the Deed of Trust, and shall supersede and cancel any prior agreements.

          3. Junior Lender agrees and acknowledges that Lender, in disbursing the Loan to Borrower, is under no obligation or duty to, nor has Lender represented to Junior Lender that it will, see to the application of such proceeds by the person or persons to whom it disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in the documents that evidence the Loan shall not alter or diminish all or any part of the subordination made in this Agreement. Junior Lender further acknowledges that neither Lender nor its representatives (including USA Commercial Mortgage and its affiliates and officers) has advised Junior Lender as to the merits and risks associated with the Loan, and that Junior Lender has made its own financial analysis with respect to these risks and has agreed to the terms of this Agreement based on its own analysis.

          4. Junior Lender acknowledges that, upon the closing of the Loan, its lien in the Property created by the New Junior DOT will be subject and subordinate to the liens of (i) Independent Lending Corporation, a Delaware Corporation d/b/a Construction Lending Corporation of America (the "Senior Lender"), as the beneficiary under that certain Deed of Trust dated October 3, 1996 and recorded on October 22, 1996 in the Official Records as Instrument No. 96-390256 (the "Senior Deed of Trust"), which has a first lien priority interest in the Property, and (ii) Lender, as the beneficiary under the Deed of Trust, which has a second lien priority interest in the Property.

          5. Junior Lender acknowledges that, under the terms of the Senior Deed of Trust and the Deed of Trust, the gross sales proceeds generated by each sale of a Home will be applied to pay the following: (i) reasonable and customary closing costs and broker's commission incurred in connection with the sale of the Home, provided that the broker's commission paid to Borrower or an affiliate of Borrower shall not exceed one and one-half percent (1 1/2%) of the gross sales price, (ii) amounts to be paid to the Senior Lender in order to cause the Home to be released from the lien of the Senior Deed of Trust , (iii) amounts, if any, to be paid to contractors and material and labor providers with respect to materials and labor provided in connection with the construction of the Home so that the Home can be sold free and clear of all mechanics' liens; provided, however, that if the total due to such contractors and material and labor providers for any Home exceeds $5,000, then the payment to such contractors and material and labor providers must be approved by Lender or its loan servicing agent, (iv) $1,000, to be paid to Borrower to fund a warranty reserve with respect to the Homes, and (v) amounts to be paid to Lender in order to cause the Home to be released from the lien of the Deed of Trust. The balance of the gross sales proceeds, if any, may then be paid to Junior Lender to the extent Junior Lender is entitled to such balance under the terms of New Junior DOT. At the close of escrow for the sale of each Home, Borrower shall provide Lender and Junior Lender with a statement, certified by an officer of Borrower to be true and correct, which shows that the sales proceeds from such Home were distributed as set forth in this Paragraph 5.

          6. Junior Lender acknowledges that, as a condition to making the Loan, Lender has required Junior Lender to deposit in an escrow held with Orange Coast Title Company ("Escrow Agent") at 1060 E. Washington Street, Suite 200, Colton, California 92324, fully executed requests for reconveyance (with respect to the Junior Deed of Trust) for each of the Homes (the "Reconveyances"). Junior Lender agrees that when a Home is sold and the Senior Lender and Lender are prepared to reconvey the liens created by the Senior Deed of Trust and the Deed of Trust, respectively, as to that Home, then Escrow Agent is authorized to automatically cause the lien of the Junior Deed of Trust to also be reconveyed, regardless of the amount of proceeds, if any, from such sale that will be paid to Junior Lender.

          7. Junior Lender agrees (i) to execute escrow instructions to Escrow Agent that direct Escrow Agent to comply with the terms of Paragraph 6 above, (ii) that it will not withdraw or seek to withdraw the Reconveyances from Escrow Agent or otherwise seek to prevent the release of a Home from the lien of the Junior Deed of Trust if the Senior Lender and Lender are prepared to give such a release from the liens of the Senior Deed of Trust and Deed of Trust, respectively, and (iii) that Senior Lender is an express third party beneficiary with respect to Junior Lender's obligations under this Paragraph 3. Junior Lender further agrees that its failure to comply with the provisions of this Paragraph 3 may result in the inability of Borrower to close the sale of a Home, the loss of reputation of Borrower to potential home buyers, and other harm to Borrower, Senior Lender and Lender that cannot be adequately compensated by monetary sums. Accordingly, Junior Lender agrees that Borrower, Senior Lender and/or Lender may seek injunctive relief, including specific performance, to enforce the terms of Paragraph 6 above, and Junior Lender waives all rights that it may have to contest any such action for injunctive relief. Escrow Agent is an express third party beneficiary to Paragraphs 6 and 7 of this Agreement.

          8. Lender agrees to deliver to Junior Lender within ten (10) days after the end of each calendar month, a complete and detailed report of the status of the Loan and all matters pertaining to the Loan (such as interest due/paid, interest reserves, balance in the Phase 1 construction loan reserve, etc.). Lender shall promptly inform Junior Lender of any default of Borrower under the Loan.

          9. Borrower agrees to deliver to Junior Lender within ten (10) days after the end of each calendar month a complete detailed report of both (i) all payments made by Borrower to Lender on the Loan, and (ii) all relevant items pertaining to the construction and sale of Homes on the Property including, but not limited to, sales, close of sale escrows including a copy of the seller's closing statement, a detailed accounting of the use of all net proceeds realized from the sale of each Home (including payments to Lender and Junior Lender), and any and all other items that relate to the payment of the New Junior Note as may be requested by Junior Lender.

          10. Lender and Junior Lender each agree that, if there should occur an event of default under their respective deeds of trust that encumber the Property, they shall each provide the other with a copy of any written notice of such event of default that is delivered to Borrower.

          11. This Agreement shall be binding on and inure to the benefit of the legal representatives, heirs, successors and assigns of the parties.

          12. Any notice requirement set forth herein shall be deemed to be satisfied three (3) days after mailing of the notice first-class United States Certified mail, postage prepaid, or upon receipt, if personally delivered or sent by facsimile, addressed to the appropriate party as follows:


          BORROWER:                   Inco Homes Corporation
                                      1282 West Arrow Highway
                                      Upland, California 91786
                                      Fax: (909) 982-9784

          JUNIOR LENDER:              Hunter's Ridge Investment Partners
                                      879 West 190th Street, Suite 400
                                      Gardena, California 90248
                                      Fax: (310) 532-8801
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          LENDER:                     c/o USA Commercial Mortgage Company
                                      3900 Paradise Road, Suite 263
                                      Las Vegas, Nevada 89109
                                      Fax: (702) 734-0163

          13. This Agreement may be signed by different parties hereto in counterparts with the same effect as if the signatures to each counterpart were upon a single instrument. All counterparts shall be deemed an original of this Agreement.

          14. Junior Lender, upon reasonable written request of Lender, will execute, acknowledge and deliver, or arrange for the execution, acknowledgment and delivery of, such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Agreement.

          15. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California. Each party consents to the jurisdiction of the California state courts and the federal courts located in California with respect to any suit or action arising out of this Agreement.

          16. In the event that any suit or action be brought hereon, or an attorney be employed or expenses be incurred to interpret or enforce the terms of this Agreement, including any action for injunctive relief, the prevailing party shall be entitled to recover its attorneys' fees, costs and expenses incurred in connection with such suit or action

          17. This Agreement constitutes the entire agreement between or among the parties hereto with respect to the matters addressed therein, and supersedes all prior oral or written communications or agreements with respect to such matters. This Agreement may only be modified by a writing signed by all of the parties hereto.

          18. Time is of the essence to each and all of the provisions of this Agreement.


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first set forth above.


BORROWER:                   INCO HOMES CORPORATION,
                            a Delaware corporation


                            By:_______________________________
                               Ira C. Norris
                               President

JUNIOR LENDER:              HUNTER'S RIDGE INVESTMENT PARTNERS,
                            a California partnership


                            By:________________________________
                               Thomas E. Gibbs, Jr.
                               Managing Partner

LENDER:                     USA COMMERCIAL MORTGAGE COMPANY
                            as agent and attorney-in-fact for the Lender


                            By:________________________________
                            Name:______________________________
                            Its:_______________________________